SECURITIES AND EXGHANGE COMMISSION
                              Washington, DC 20549
                          ----------------------------

                                 CURRENT REPORT
                                       ON
                                   FORM 8-K/A

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                          ----------------------------


       Date of Report (date of earliest event reported): November 3, 1997

                          ----------------------------


                              THINK NEW IDEAS, INC.
             (Exact name of registrant as specified in its charter)

                          ----------------------------


            Delaware                               000-21775                           95-4578104
(State or other jurisdiction of            (Commission File Number)       (I.R.S. Employer Identification No.)
         incorporation)


            45 West 36th Street, 12th Floor, New York, New York 10018
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 629-6800

                          ----------------------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective as of November 3, 1997, THINK New Ideas, Inc. (the "Company") acquired all of the issued and outstanding shares of capital stock of BBG New Media, Inc. ("BBG"), a Massachusetts corporation engaged in the business of producing new media and interactive business solutions via the Internet, Intranet, online computer presentations, CD-rom and kiosks, pursuant to the terms of the Agreement and Plan of Merger, dated November 3, 1997 (is
"Agreement"). A copy of the Agreement has been included as Exhibit 2.01 and is incorporated herein by reference.

         In exchange for the Company's acquisition of all of the capital stock of BBG, the Company: (a) issued an aggregate of 303,334 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"); (b) paid $175,000 in cash to the former stockholders of BBG at the closing; and (c) repaid an aggregate of approximately $548,000 in outstanding debt of BBG. The Company has agreed to issue additional shares of Common Stock based upon BBG's sales over a two year period and has agreed to repay over time (twelve months) an additional $150,000 in outstanding debt of BBG. The amount and nature of the consideration paid in connection with the transactions reported herein were the result of arm's length negotiation between the parties. No material relationships between the Company and BBG or any of the Company's or BBG's affiliates, any directors or officers of the Company or BBG or any associate of any such director or officer existed prior to the occurrence or consummation of the transactions reported herein.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Not Applicable.

ITEM 5.  OTHER EVENTS

         Not Applicable.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         Not Applicable.

ITEM.7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) and (b) Financial Statements.

         The following financial statements and pro forma financial information concerning the Company are being provided in accordance with the instructions to this item within the requisite sixty (60) day period from the date of the Company's Form 8-K previously filed on November 18, 1997.

(a) Financial statements of BBG New Media, Inc., the business acquired, prepared pursuant to Rule 310(c) of Regulation S-B:


                                                                                      Page
                                                                                --------------

         Independent Auditors' Report                                                    5
         Balance Sheet as of December 31, 1996                                           6
         Statement of Income for the year ended December 31, 1996                        7
         Statement of Stockholders' Equity for the year ended December 31, 1996          8
         Statement of Cash Flows for the year ended December 31, 1996                    9
         Notes to Financial Statements                                                  10
         Unaudited Condensed Balance Sheet as of September 30, 1997                     14
         Unaudited  Condensed  Statements  of income for the nine months ended
              September 30, 1997 and 1996                                               15
         Unaudited  Condensed  Statements  of Cash  Flows for the nine  months
              ended September 30, 1997 and 1996                                         16
         Notes to Condensed Financial Statements                                        17



                                       3





(b) Pro forma financial information required pursuant to Rule 310(d) of Regulation S-B:

                                                                                    Page
                                                                                --------------
         Unaudited  Pro Forma  Condensed  Consolidated  Balance Sheet as of
              September 30, 1997                                                        20
         Unaudited   Pro  Forma   Condensed   Consolidated   Statement   of
              Operations for the three months ended September 30, 1997                  21
         Unaudited   Pro  Forma   Condensed   Consolidated   Statement   of
              Operations for the year ended June 30, 1997                               22
         Notes to Pro Forma Consolidated Financial Information                          23


         (c)               Exhibits.

         *Exhibit 2.01 Agreement and Plan of Merger, dated as of November 3, 1997, by and among THINK New Ideas, Inc., BBG New Media, Inc., Daniel McCartney and Joseph Nicholson.

         Exhibit 2.02 Letter Agreement, dated as of November 3, 1997, by and between BBG New Media, Inc. and THINK New Ideas, Inc.

* denotes previously filed.

Item 8.  CHANGE IN FISCAL YEAR

         Not Applicable.

                          Independent Auditors' Report
                          ----------------------------

The Stockholders
BBG New Media:


We have audited the accompanying balance sheet of BBG New Media as of December 31, 1996, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BBG New Media at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


KPMG Peat Marwick LLP




March 31, 1997

                                  BBG NEW MEDIA

                                  Balance Sheet

                                December 31, 1996


                Assets(note 3)
                ------


Current assets:
     Cash                                                                         $          35,128
     Accounts receivable, less allowance for doubtful accounts of $10,000                   785,247
     Prepaid expenses                                                                        22,451
                                                                                      -------------
               Total current assets                                                         842,826

Deposits                                                                                     36,100
Property and equipment, net (note 2)                                                        558,608
                                                                                      -------------

               Total assets                                                       $       1,437,534
                                                                                      =============

               Liabilities and Stockholders' Equity
               ----------------------------------------------------------------------------------

Current liabilities:
     Current installments of capital lease obligation (note 5)                    $           6,859
     Current installments of long-term debt (note 3)                                         65,000
     Line of credit (note 4)                                                                183,072
     Accounts payable                                                                       229,859
     Accrued expenses                                                                       182,915
                                                                                      -------------
               Total current liabilities                                                    667,705

Long-term liabilities:
     Capital lease obligation, excluding current installments (note 5)                       32,964
     Long-term debt, excluding current installments (note 3)                                157,084
     Long-term portion of line of credit (note 4)                                           142,791
                                                                                      -------------
               Total liabilities                                                          1,000,544
Commitments (note 5)
Stockholders' equity:
     Common stock, no par value.  Authorized 3,000 shares; issued
       and outstanding 2,400 shares                                                          50,000
     Retained earnings                                                                      386,990
                                                                                      -------------
               Total stockholders' equity                                                   436,990

               Total liabilities and stockholders' equity                         $       1,437,534
                                                                                      =============


                                   BBG NEW MEDIA

                               Statement of Income

                          Year Ended December 31, 1996


Revenues                                                           $  3,988,686

Cost of revenues                                                      2,152,854

           Gross profit                                               1,835,832

Operating expenses:
     Sales and marketing                                                626,298
     General and administrative                                         968,575

           Operating income from continuing operations                  240,959

Other income (expense):
     Interest income                                                        118
     Interest expense                                                   (36,633)
     Loss on disposal of equipment                                       (5,992)
                                                                   -------------

           Income from continuing operations                            198,452

Income from discontinued operations (note 6)                            204,635
                                                                   -------------

           Net income                                              $    403,087
                                                                   =============


                 See accompanying notes to financial statements.

                                  BBG NEW MEDIA

                        Statement of Stockholders' Equity

                          Year Ended December 31, 1996



                                                                    Total
                                  Common        Retained          Stockholders'
                                  Stock         Earnings             Equity

Balances, December 31, 1995      $ 50,000        332,613             382,613

     Net income                         -        403,087             403,087

     Dividends                          -       (348,710)           (348,710)
                                 --------     ----------         -----------

Balances, December 31, 1996      $ 50,000        386,990             436,990
                                 ========     ==========         ===========


                 See accompanying notes to financial statements.

                                  BBG NEW MEDIA

                             Statement of Cash Flows

                          Year Ended December 31, 1996

Cash flows from operating activities:
     Net income                                                     $   403,087
        Adjustments to reconcile net income to net cash
          provided by operating activities:
        Depreciation                                                    131,647
        Loss on disposal of equipment                                     5,992
        Noncash dividend                                                (42,710)
        Changes in operating assets and liabilities:
           Accounts receivable, net                                     (87,760)
           Prepaid expenses                                             (13,664)
           Deposits                                                     (20,700)
           Accounts payable                                             (94,811)
           Accrued expenses                                             (78,045)
                                                                   ------------
                  Net cash provided by operating activities             203,036
                                                                   ------------

Cash flows from investing activities:
     Additions to property and equipment                               (292,017)
     Proceeds from sale of equipment                                      3,500
                                                                   ------------
                  Net cash used in investing activities                (288,517)
                                                                   ------------

Cash flows from financing activities:
     Payments on capital lease obligations                               (2,701)
     Net proceeds from line of credit                                   239,863
     Principal payments on long-term debt                              (151,832)
     Proceeds from long-term debt                                       260,000
     Dividends                                                         (306,000)
                                                                   ------------
                  Net cash provided by financing activities              39,330
                                                                   ------------

Net decrease in cash                                                    (46,151)

Cash, beginning of year                                                  81,279

Cash, end of year                                                   $    35,128
                                                                    ===========

Supplemental disclosures of cash flow information:
     Cash paid during year for interest                             $    36,633
                                                                    ===========

     Non-cash investing and financing activities:
        Equipment purchased under capital lease obligations         $    39,000
                                                                    ===========

        Noncash dividend (note 6)                                   $    42,710
                                                                    ===========


                 See accompanying notes to financial statements.

                                  BBG NEW MEDIA

                          Notes to Financial Statements

                                December 31, 1996


(1)    Summary of Significant Accounting Policies

       (a) Description of Business
           BBG New Media (BBG or the Company), a Massachusetts corporation, formerly Boston Business Graphics, Inc., delivers new media interactive business solutions via the internet, intranet, on-line computer presentations, CD-Rom, and kiosks. BBG also provides the latest digital output technology to produce slides, overheads, color prints and scans. Additionally, for several months in 1996, BBG sold computer equipment and related supplies (see note 6).

       (b) Use of Estimates
           Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       (c) Property and Equipment
           Property and equipment are stated at cost. Depreciation is provided on the straight-line basis over the estimated useful lives of the respective assets ranging from 3 to 7 years. A half-year of depreciation is provided in the year of acquisition or disposition.

       (d) Revenue Recognition
           Revenues from graphic presentation, desk-top publishing and multi-media presentation services are recorded upon customer acceptance of the completed job. Revenues from sales of computer equipment and related supplies are recognized upon shipment.

       (e) Income Taxes
           The Company has elected by consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, no federal tax liability or expense is incurred by the Company. Federal income taxes which may be due on any corporate profits are the responsibility of the stockholders. Certain states, however, do impose income excise taxes on S corporations. State taxes were not material in 1996, and accordingly, these financial statements do not contain a provision for income taxes.

       (f) Advertising Costs
           Advertising costs are expensed as incurred.

                                  BBG NEW MEDIA

                          Notes to Financial Statements
                                   (continued)

(2)    Property and Equipment

       Property and equipment consists of the following at December 31, 1996:

           Production equipment                                               $         714,320
           Furniture and fixtures                                                       161,209
           Office equipment                                                             114,409
           Automobiles                                                                   91,692
                                                                                  -------------
                                                                                      1,081,630
           Less accumulated depreciation                                               (523,022)

                  Property and equipment, net                                 $         558,608
                                                                                  =============

(3)    Long-Term Debt

       Long-term debt at December 31, 1996 consists of the following:

           Prime+1% (9.25% at  December  31,  1996)  term loan with  bank,  with monthly principal payments of $5,417 through May 2000;
                secured by all assets of the Company.                                                 $       222,084

                      Less current installments                                                                65,000

                      Long-term debt, excluding current installments                                  $       157,084
                                                                                                          ===========


           Maturities of long-term debt, excluding the long-term portion of the line of credit (note 4), at December 31, 1996 for each of the next four years, are as follows:

               1997                               $       65,000
               1998                                       65,000
               1999                                       65,000
               2000                                       27,084
                                                     -----------
                                                  $      222,084
(4)    Line of Credit

           In July 1995, BBG secured a $100,000 line of credit with a bank to be used for working capital and equipment purchases. Interest accrued monthly at prime plus 1.5% per annum on outstanding borrowings. This line of credit was paid off in May 1996.

                                  BBG NEW MEDIA

                          Notes to Financial Statements
                                   (continued)

           In September 1996, BBG secured a $200,000 working capital line of credit and a $300,000 capital expenditures line of credit. Both lines expire on May 31, 1997. Interest accrues monthly at prime plus 1% (9.25% at December 31, 1996) on the working capital line and prime plus 1% (9.25% at December 31, 1996) on the capital expenditures line. On March 31, 1997, the outstanding balance on the capital expenditure line of credit was transferred to a term loan to be paid over forty-eight months requiring equal monthly payments principal of and interest. As a result, the financial statements at December 31, 1996 reflect a portion of the capital expenditure line of credit as long-term. Balances on the working capital line of credit and capital expenditure line of credit at December 31, 1996 were $150,000 and $175,863, respectively.

(5)    Lease Commitments

           In January 1995, the Company signed a lease with monthly rent of $8,666 for the first year. In March 1996 and September 1996, the Company expanded its office facilities increasing its monthly rent to $18,391. In addition to base rent, the Company is responsible for utilities and maintenance and any increase in real estate taxes. Base rent is subject to annual adjustment based on the Consumer Price Index. Rent expense for 1996 was $146,000.

           In October 1996, the Company entered into a lease for telephone equipment, with monthly rentals of $788. This lease, which expires in 2001 has been classified as capital lease.

       Future minimum payments under all operating and capital leases are as follows:

                                                       Capital         Operating
                                                        Leases           Leases
                                                       -------        ---------

     1997                                            $   9,450       $   285,680
     1998                                                9,450           285,680
     1999                                                9,450            11,903
     2000                                                9,450                -
     2001                                                5,513                -
                                                      --------        ----------

        Total minimum lease payments                 $  43,313       $   583,263
                                                     =========

     Less amounts representing interest                  3,490
            Present value of minimum lease payments     39,823

     Less current installments of obligations under
            capital lease                                6,859
                                                      --------

          Obligations under capital leases,
             excluding current portion               $  32,964
                                                     =========

                                  BBG NEW MEDIA

                          Notes to Financial Statements
                                   (Continued)

(6)    Discontinued Operations

           In November 1996, the Company's hardware and supplies business was distributed to the stockholders and subsequently operated as a separate company. The transaction was effected by a noncash dividend of $42,710 comprised principally of computer equipment and related supplies which had been expensed by the Company. The results of operations of the hardware and supplies business during 1996 prior to the distribution were:

           Revenues                                           $      1,914,423
           Cost of revenues                                          1,538,212
                                                                 -------------

           Gross profit                                       $        376,211
                                                                 =============

           Operating income                                   $        204,635
                                                                 =============

       The financial position and results of operations of the new company have not been included in these financial statements.

                                  BBG NEW MEDIA
                             CONDENSED BALANCE SHEET
                                   (UNAUDITED)

                                                                   SEPTEMBER 30,
                                                                        1997
Assets

Current assets:
     Cash                                                        $         5,933
     Accounts receivable, less allowance for doubtful accounts
        of $10,000
                                                                         964,767
     Prepaid expenses                                                     26,092
                                                                  --------------
     Total current assets                                                996,792

Deposits                                                                  40,700
Property and equipment, net                                              664,791

                                                                 ===============
Total assets                                                     $     1,702,283
                                                                 ===============

Liabilities and Stockholders' Equity

Current liabilities:
     Current installments of capital lease obligation           $          5,705
     Current installments of long-term debt                              107,161
     Line of credit                                                      365,263
     Accounts payable                                                    195,202
     Accrued expenses                                                    169,033
                                                                ----------------
     Total current liabilities                                           842,364

Long-term liabilities:
     Capital lease obligation, excluding current installments             25,123
     Long-term portion of line of credit                                 218,103
                                                               -----------------
Total liabilities                                                      1,085,590
                                                               -----------------

Commitments

Stockholders' equity:
     Common stock, no par value. Authorized 3,000 shares;
        issued and outstanding 2,400 shares                               50,000
     Retained earnings                                                   566,693
                                                               -----------------
Total stockholders' equity                                               616,693
                                                               -----------------

Total liabilities and stockholders' equity                     $       1,702,283
                                                               =================

       See accompanying notes to unaudited condensed financial statements

                                  BBG NEW MEDIA

                         CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                Nine months ended September 30,
                                            ------------------------------------
                                                  1997                 1996
                                            ------------------    --------------


Revenues                                     $     3,721,804      $    2,971,614

Cost of revenues                                   2,415,564           1,613,221
                                            ------------------    --------------

Gross profit                                       1,306,240           1,358,393

Operating expenses:
      Sales and marketing                            584,323             506,685
      General and administrative                     461,494             673,586
                                            ------------------    --------------

Operating income from continuing
operations                                           260,423             178,122

      Interest expense                                41,216              22,125
                                            ------------------    --------------

Income from continuing operations                    219,207             155,997
                                            ------------------    --------------

      Income from discontinued operations                  -             193,424
                                            ------------------    --------------


Net income                                   $       219,207      $      349,421
                                            ==================    ==============

       See accompanying notes to unaudited condensed financial statements

                                  BBG NEW MEDIA

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                  Nine months ended September 30,
                                                                  ----------------- ----- ------------------
                                                                        1997                    1996
                                                                  -----------------       ------------------

Cash flows from operating activities:
     Net income                                                   $      219,207          $       349,421
     Adjustments  to reconcile  net income to net cash
        provided by operating activities:
        Depreciation                                                     108,000                   98,585
        Bad debt expense                                                       -                    3,770
        Changes in operating assets and liabilities:
           Accounts receivable                                          (179,520)                (537,794)
           Accounts payable and accrued expenses                         (48,539)                 162,359
           Other assets and liabilities                                   (3,739)                 (16,628)
                                                                  --------------          ---------------
Net cash provided by operating activities                                 95,409                   59,713
                                                                  --------------          ---------------

Cash flows from investing activities:
     Purchase of property and equipment                                 (213,590)                (292,660)
     Deposits                                                             (4,600)                 (16,200)
                                                                  --------------          ---------------
Net cash used by investing activities                                   (218,190)                (308,860)
                                                                  --------------          ---------------

Cash flow from financing activities:
     Payments on capital lease obligations                                (8,995)                    (590)
     Net proceeds from lines of credit                                   215,263                  537,872
     Principal payments on bank loans                                    (72,682)                (221,582)
     Payment of dividends                                                (40,000)                (241,000)
                                                                  --------------          ---------------
Net cash provided by financing activities                                 93,586                   74,700
                                                                  --------------          ---------------

Net decrease in cash                                                     (29,195)                (174,447)
Cash, beginning of period                                                 35,128                   81,279
                                                                  ==============          ===============
Cash, end of period                                               $        5,933            $     (93,168)
                                                                  ==============          ===============

Supplemental cash flow information:
     Cash paid during period for:
        Interest                                                  $       41,216          $        22,763
        Taxes                                                                  -                      650


       See accompanying notes to unaudited condensed financial statements

                                  BBG NEW MEDIA

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 1 - Financial Statements

         The accompanying condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and do not include all of the information and note disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, such condensed financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's operations for the nine month periods ended September 30, 1997 and 1996. The results of operations for the nine month period ended September 30, 1997 may not be indicative of the results that may be expected for any other period.

Note 2 - Subsequent events

DISCONTINUED OPERATIONS

       In November 1996, the Company's hardware and supplies business was distributed to the stockholders and subsequently operated as a separate company. The transaction was effected by a noncash dividend of $42,710 comprised principally of computer equipment and related supplies which had been expensed by the Company. The results of operations of the hardware and supplies business for the nine months ended September 30, 1996 prior to the distribution were:

           Revenues                                                $   1,758,387
           Cost of revenues                                            1,410,226
                                                                   -------------

           Gross profit                                                  348,161
                                                                   =============

           Operating income                                        $     193,424
                                                                   =============

       The financial position and results of operations of the new company have not been included in these financial statements.

                                  BBG NEW MEDIA

                                   (UNAUDITED)

Note 2 - Subsequent events (continued)

ACQUISITION BY THINK

         Effective as of November 3, 1997, THINK New Ideas, Inc. (the "THINK"), a Delaware corporation, acquired all of the issued and outstanding shares of capital stock of BBG New Media, Inc. (the "Company") pursuant to the terms of the Agreement and Plan of Merger, dated November 3, 1997 (the "Agreement").

         In exchange for all of the capital stock of the Company, THINK: (a) issued an aggregate of 303,334 shares of its common stock, par value $.0001 per share (the "Common Stock"); and (b) paid $175,000 in cash to the former stockholders of the Company at the closing. Additional consideration of up to $4,550,000 is contingent upon the Company meeting certain sales targets, as defined, during the period between November 1, 1998 and October 31, 1999. In connection with the Agreement, THINK repaid approximately $548,000 in outstanding debt of the Company.

                              THINK NEW IDEAS, INC.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)


         Effective as of November 3, 1997, THINK New Ideas, Inc. (the "Company") acquired all of the issued and outstanding shares of capital stock of BBG New Media, Inc. ("BBG"), a Massachusetts corporation engaged in the business of producing new media and interactive business solutions via the Internet, Intranet, online computer presentations, CD-rom and kiosks, pursuant to the terms of the Agreement and Plan of Merger, dated November 3, 1997 (the "Agreement"). A copy of the Agreement was filed on Form 8-K on November 14, 1997 and is incorporated herein by reference.

         In exchange for all of the capital stock of BBG, the Company: (a) issued an aggregate of 303,334 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"); and (b) paid $175,000 in cash to the former stockholders of BBG at the closing. Additional consideration of up to $4,550,000 is contingent upon BBG meeting certain sales targets, as defined, during the period between November 1, 1998 and October 31, 1999. In connection with the Agreement, THINK repaid approximately $548,000 in outstanding debt of BBG.

         The unaudited pro forma condensed consolidated financial statements give effect to the acquisition by THINK New Ideas, Inc. (the "THINK") of BBG New Media, Inc. ("BBG") using the purchased method of accounting. The pro forma condensed consolidated balance sheet assumes that the acquisition of BBG took place on September 30, 1997 and combines THINK's September 30, 1997 consolidated balance sheet with BBG's September 30, 1997 Balance Sheet. The pro forma condensed consolidated statement of operations for the three months ended
September 30, 1997 assumes that the acquisition of BBG took place as of the beginning of the period and combines THINK's condensed consolidated statement of operations for the three months ended September 30, 1997 with BBG's condensed statement of operations for the three months ended September 30, 1997. The pro forma condensed consolidated statement of operations for the year ended June 30, 1997 assumes that the acquisition of BBG took place as of the beginning of the period and combines THINK's consolidated statement of operations for the year ended June 30, 1997 with BBG's condensed statement of operations for the year ended June 30, 1997.

         The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and the related notes thereto of THINK included in THINK's report on 10-KSB dated October 3, 1997.

         The pro forma condensed consolidated financial information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the above transaction had been consummated at the beginning of the periods presented, nor does it purport to present the future financial position and results of operations for future periods.

                              THINK NEW IDEAS, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                               SEPTEMBER 30, 1997



                                                                                    Pro forma
                                                                                  Adjustments
                                                      THINK           BBG           (Note 1)               Pro forma
                                                   -------------- --------------  ---------------        -------------
ASSETS
Current assets:
     Cash and cash equivalents                     $  5,585,966     $   5,933      $  (594,326)  (a,b,c)   $ 4,997,573
     Marketable securities                              250,283             -                -                 250,283
     Accounts receivable, net                        15,729,275       964,767                -              16,694,042
     Unbilled receivables                             4,442,434             -                -               4,442,434
     Prepaid expenses and other current assets        2,074,557        26,092                -               2,100,649
                                                   ------------   -----------     ------------           -------------
              Total current assets                   28,082,515       996,792         (594,326)             28,484,981
Property and equipment, net                           2,461,074       664,791                -               3,125,865
Software development costs                               97,500             -                -                  97,500
Goodwill, net                                         1,199,187             -        3,908,396   (b)         5,107,583
Other assets                                            353,972        40,700                -                 394,672
                                                   ============   ===========     ============           =============
              Total assets                         $ 32,194,248   $ 1,702,283     $  3,314,070            $ 37,210,601
                                                   ============   ===========     ============           =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses         $  5,117,265   $   364,235     $    747,998  (b)       $  6,229,498
     Accrued restructuring costs                        501,746             -                -                 501,746
     Deferred revenue                                11,889,139             -                -              11,889,139
     Income taxes payable                                40,571             -                -                  40,571
     Due to related party                             1,906,513             -                -               1,906,513
     Current portion of obligations  under capital
        leases and notes payable                        156,867       478,129         (346,849)  (a)           288,147
                                                    -----------   -----------     ------------           -------------
              Total current liabilities              19,612,101       842,364          401,149              20,855,614
Obligations under capital leases                        233,826             -                -                 233,826
Note payable to related party                           515,760             -                -                 515,760
Other long-term liability                                    -        243,226         (201,555)  (a)            41,671
                                                   ------------   -----------     ------------           -------------
              Total liabilities                      20,361,687     1,085,590          199,594              21,646,871
                                                   ------------   -----------     ------------           -------------
Commitments and contingencies
Shareholders' equity:
     Preferred stock                                                       -                -                       -
     Common stock                                           662        50,000          (49,970)  (b)               692
     Additional paid-in capital                      19,447,542           -          3,731,139   (b,c)      23,178,681
     (Accumulated deficit)/retained earnings         (7,615,643)      566,693         (566,693)             (7,615,643)
                                                   ------------   -----------     ------------           -------------
              Total shareholders' equity             11,832,561       616,693        3,114,476              15,563,730
                                                   ------------   -----------     ------------           -------------
              Total liabilities and shareholders'
               equity                              $ 32,194,248   $ 1,702,283       $3,314,070             $37,210,601
                                                   ============   ===========     ============           =============


  See notes to unaudited pro forma condensed consolidated financial information

                              THINK NEW IDEAS, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                      THREE MONTHS ENDED SEPTEMBER 30, 1997

                                                                                       Pro forma
                                                        THINK             BBG        Adjustments             Pro Forma
                                                                                       (Note 2)
                                                    --------------  ---------------  --------------       ---------------
Revenues                                            $   6,956,480     $ 1,159,279    $         -          $    8,115,759
Operating expenses:
      Direct salaries and related expenses              3,440,264         754,707         12,500  (c)          4,207,471
      Other direct expenses                             1,565,687         162,256              -               1,727,943
      Selling, general and administrative               1,456,322         219,488              -               1,675,810
      Depreciation and amortization                       427,595          36,000         32,570  (a)            496,165
                                                    -------------     -----------    -----------          --------------
Operating income/(loss)                                    66,612         (13,172)       (45,070)                  8,370
Interest income/(expense) and other, net                   (1,197)        (14,937)             -                 (16,134)
                                                    -------------     -----------    -----------          --------------
Income/(loss) before taxes on income                       65,415         (28,109)       (45,070)                 (7,764)
Taxes on income                                             4,580               -              -                   4,580
                                                    =============     ===========    ===========          ==============
Net income/(loss)                                   $      60,835     $   (28,109)   $   (45,070)         $      (12,344)
                                                    =============     ===========    ===========          ==============

Primary earnings/(loss) per share                   $        0.01                                         $         0.00
Weighted average shares outstanding (b)                 6,151,789                                              6,455,123

Fully diluted earnings per share                    $        0.01                                         $         0.00
Weighted average shares outstanding (b)                 7,257,489                                              7,560,823


  See notes to unaudited pro forma condensed consolidated financial information

                              THINK NEW IDEAS, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                            YEAR ENDED JUNE 30, 1997

                                                                                         Pro forma
                                                                                        Adjustments
                                                        THINK               BBG           (Note 2)           Pro forma
                                                   ----------------    --------------  ---------------    ----------------

Revenues                                           $  17,436,847       $   4,514,311   $           -       $  21,951,158
Operating expenses:
      Direct salaries and related expenses            10,029,004           2,534,351          50,000  (c)     12,613,355
      Other direct expenses                            4,691,563             779,645               -           5,471,208
      Selling, general and administrative expenses     6,842,308             854,514               -           7,696,822
      Depreciation and amortization                    1,619,104             139,620         130,280  (a)      1,889,004
      Restructuring costs                              1,732,000                   -               -           1,732,000
                                                   -------------       -------------   -------------      --------------
Operating income/(loss)                               (7,477,132)            206,181        (180,280)         (7,451,231)
Interest expense                                        (134,489)            (38,931)              -            (173,420)
Interest income                                          286,358                   -               -             286,358
                                                   -------------       -------------   -------------      --------------
(Loss) income before taxes                            (7,325,263)            167,250        (180,280)         (7,338,293)
Taxes                                                    245,900                   -               -             245,900
                                                   =============       ==============  =============      ==============
Net income/(loss)                                  $  (7,571,163)      $     167,250   $    (180,280)     $   (7,584,193)
                                                   =============       ==============  =============      ==============

Net loss per share                                 $       (1.63)                                         $        (1.53)

Weighted  average  common  and  common  equivalent
shares outstanding (b)                                 4,638,337                                               4,941,671


  See notes to unaudited pro forma condensed consolidated financial information

                              THINK NEW IDEAS, INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                                   (UNAUDITED)

Note 1 - Unaudited pro forma condensed consolidated balance sheet

         The following adjustments have been reflected in the unaudited pro forma condensed combined consolidated balance sheet:

(a)  To record repayment of credit line borrowings at closing.

(b) To record the allocation of the purchase price to the net assets of BBG as follows (in thousands):

          Value of shares issued                                 $ 3,602,091
          Cash paid                                                  175,000
          Estimated transaction costs                                747,998
                                                               -------------
                                                                   4,525,089
          BBG stockholders' equity - September 30, 1997             (616,693)
                                                               -------------
          Excess of cost over fair value of net
            assets acquired                                      $ 3,908,396
                                                               =============

The actual allocation of the purchase price will depend upon the composition of BBG's net assets on the closing date and the Company's evaluation of the fair value of such net assets as of such date. Consequently, the ultimate allocation of purchase price could differ from that presented above.

(c) To record the automatic vesting and exercising, in connection with the Agreement, of BBG stock options held by BBG employees in the amount of $129,078.

Note 2 - Unaudited Condensed Consolidated Statement of Operations for the three months ended September 30,1997 and year ended June 30, 1997

The following adjustments have been reflected in the unaudited pro forma condensed combined consolidated statement of operations:

(a)  To record amortization of goodwill over an estimated life of 30 years.

(b)  Weighted  average  shares  outstanding  have been  adjusted  to  reflect as
     outstanding  for the periods  presented,  303,334  shares of THINK   common
     stock issued in connection with the acquisition.

(c)  To reflect the increase in salary provided to officers of BBG in accordance
     with    their   employment  contracts  which  were  created as a result the
     Agreement.

                                   SIGNATURES

         Pursuant to the Agreements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               THINK NEW IDEAS, INC.
                               (Registrant)



Date:  January 16, 1998         By:     /s/ Melvin Epstein
                                        ------------------
                                         Melvin Epstein, Chief Financial Officer